UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2021

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, Wynn Resorts, Limited (the “Company”) entered into the following agreement, consistent with its historical practice of confirming the terms of its executive’s employment in written agreements.

In connection with the business combination transaction (the “Merger”) between Wynn Interactive Ltd. (“WIL”), which operates the Company’s online sports betting and gaming businesses, and Austerlitz Acquisition Corporation I, the Company entered into a fourth amendment on May 24, 2021, effective as of such date (the “Amendment”) to the Employment Agreement, originally dated as of March 1, 2017, as amended on April 17, 2018, May 29, 2019, and December 31, 2020, by and between the Company and Craig Billings.

Pursuant to the Amendment, upon closing of the Merger, Mr. Billings will be granted 10,000 shares of fully vested common stock of the Company pursuant to the 2014 Omnibus Incentive Plan. Mr. Billings will serve as Chief Executive Officer and President of WIL (or such successor entity) from May 24, 2021 through December 31, 2022 (the “Services Period”). During the Services Period, Mr. Billings will continue to serve as Chief Financial Officer of the Company, but, effective as of May 24, 2021, will no longer serve as the Company’s President. On or prior to the closing of the Merger, the Company and WIL (or such successor entity) will enter into a services agreement (the “Services Agreement”) pursuant to which WIL will compensate the Company for Mr. Billings’ service during the Services Period, which will include WIL reimbursing the Company for a portion of Mr. Billings’ annual base salary, annual incentive compensation, employee benefits, annual equity award, and certain expense reimbursements, as applicable.

The Amendment does not change Mr. Billings’ current base salary, and he will remain eligible to earn annual cash bonus compensation under the Company’s incentive plan at his current target award level. The Amendment extends the term of his agreement by one additional year. Equity awards previously granted to Mr. Billings under his existing agreement with the Company under the 2014 Omnibus Incentive Plan will remain unchanged. Mr. Billings will remain eligible to receive an annual restricted share grant with a target value equivalent to 180% of his base salary, which can be delivered in shares of the Company, WIL, or a combination of the foregoing.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement, dated as of May 24, 2021, by and between Wynn Resorts, Limited and Craig Billings.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: May 28, 2021	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President, General Counsel and Secretary